Exhibit 99.1

To:	Cole Taylor Mortgage Employees
From:	Willie Newman, Cole Taylor Mortgage President
Re:	Cole Taylor Bank Merger (IO-071613)
Date:	July 16, 2013

This is a follow up to the memo sent out yesterday regarding CTM’s opportunities. As noted and discussed with all of you yesterday, we have been engaged in strategic discussions related to supporting the continued pace of growth of CTM relative to the size and ongoing strategy of CTB. I am now able to disclose more about those discussions.

Over the past three (3) months, we have talked with a significant number of potential financial partners. Many of the potential partners are private equity firms with a desire to establish a major presence in mortgage banking. These discussions have progressed and we are currently in more detailed discussions with several private equity firms. As noted yesterday, the non-bank segment of the mortgage banking industry has grown dramatically in the last several years. Therefore, this is a very exciting time to work with private equity to determine how to build a major mortgage market participant.

At the same time, the merger between MB Financial and Cole Taylor Bank results in a much larger financial institution where there will be opportunities for CTM to grow. In order to better understand the opportunity with MB Financial, we are initiating more in-depth discussions with executives from MB starting this Thursday.

Hopefully the ongoing discussions with potential partners including MB Financial will provide additional clarity to the paths available to CTM in building our business to its full potential. As noted yesterday, the bottom line in all of this is that we are working to provide all of you, all of us, the opportunity to reach our full potential at CTM.

We will provide you with additional information, to the best of our abilities, as these discussions evolve. For many reasons, this is an exciting time here at CTM. As always, my commitment is to lead the team to its full potential at CTM.

Please direct any questions to the senior executive leader of your team.

The information provided is solely for use by employees of Cole Taylor Mortgage and is not for distribution to consumers. Information is subject to change without notice.

Additional Information

MB Financial, Inc. will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction.  The registration statement will include a joint proxy statement of MB Financial and Taylor Capital Group, Inc. that also constitutes a prospectus of MB Financial, which will be sent to the stockholders of MB Financial and Taylor Capital Group.  Stockholders are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about MB Financial, Taylor Capital Group and the proposed transaction.  When filed, this document and other documents relating to the merger filed by MB Financial and Taylor Capital Group can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing MB Financial’s website at www.mbfinancial.com under the tab “Investor Relations” and then under “SEC Filings” or by accessing Taylor Capital Group’s website at www.taylorcapitalgroup.com under the tab “SEC Filings” and then under “Documents.”  Alternatively, these documents, when available, can be obtained free of charge from MB Financial upon written request to MB Financial, Inc., Secretary, 6111 North River Road, Rosemont, Illinois 60018 or by calling (847) 653-1992, or from Taylor Capital Group, upon written request to Taylor Capital Group, Inc., Investor Relations, 9550 West Higgins Road, Rosemont, Illinois 60018 or by calling (847) 653-7978.

Participants in this Transaction

MB Financial, Taylor Capital Group and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC.  Information about these participants may be found in the definitive proxy statement of MB Financial relating to its 2013 Annual Meeting of Stockholders filed with the SEC by MB Financial on April 12, 2013 and the definitive proxy statement of Taylor Capital Group relating to its 2013 Annual Meeting of Stockholders filed with the SEC on April 24, 2013.  These definitive proxy statements can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.